UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2005 (September 1, 2005)

CBOT Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-72184	36-4468986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 W. Jackson Boulevard, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (312) 435-3500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 1, 2005, CBOT Holdings, Inc. (“CBOT Holdings”) concluded that CBOT Holdings’ consolidated financial statements and Independent Registered Public Accountants’ Report for the same period in its Special Financial Report for the year ended December 31, 2004 and its interim consolidated financial statements for the periods ended March 31, 2004 and June 30, 2004 included in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005 should no longer be relied upon because (1) CBOT Holdings is making an adjustment to correct the classification of certain distributions within the statement of cash flows contained in each of these reports and (2) CBOT Holdings is making a correction to its earnings per share data for the three and six month periods ended June 30, 2005 reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2005.

On December 31, 2003, CBOT Holdings ceased conducting its electronic trading business through Ceres Trading Limited Partnership (“Ceres”), one of its subsidiaries. Ceres was dissolved on December 31, 2003 and liquidating distributions were made to the Ceres partners during 2004. In connection with the filing of CBOT Holdings’ Special Financial Report for the fiscal year ended December 31, 2004 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, management had previously reported the distributions as cash flows from investing activities. Management has now determined that the distributions should have been reported under cash flows from financing activities.

In addition, CBOT Holdings previously calculated the earnings per share data for the three and six month periods ended June 30, 2005 reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2005 using a weighted average number of shares that was based on the average number of shares outstanding during the entire reporting period. Management has now determined that the earnings per share data should have been calculated using a weighted average number of shares based on the number of shares outstanding after the date of the completion of the restructuring transactions.

Neither the correction in classification to cash flows from financing activities from cash flows from investing activities nor the change in the earnings per share data changed any of the account balances on the respective consolidated statements of financial condition, statements of income, or the cash flows from operating activities or the net increase (decrease) in cash and cash equivalents in the above referenced financial statements.

The audit committee of the board of directors of CBOT Holdings has discussed these matters with its independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOT HOLDINGS, INC.

By:	/s/ Bernard W. Dan
Bernard W. Dan
President and Chief Executive Officer

Date: September 8, 2005